LOAN AND SECURITY AGREEMENT

This Loan and Security Agreement (this “Agreement”) dated as of January 31, 2013 (“Effective Date”) is made into effect by HELPFUL ALLIANCE COMPANY, a Florida Corporation having a registered address at 150 SE 2nd Avenue, Suite 1010, Miami, FL 33131 (“Borrower”) and Mr. Dmitry G. Andrienko, a Citizen of Russian Federation having an address at ___9 Parkovay Str., 41 A, apt. 18, Moscow, RF____ (together with its successors and assigns, the “Lender”), collectively herein referred to as the “Parties”.

WHEREAS, the Borrower wishes to borrow from the Lender, and the Lender wishes to lend to the Borrower, an amount of $400,000 in the form of a convertible subordinated loan (the “Loan”).

WHEREAS, the Parties wish to set forth their understanding with respect to the Loan, and

NOW THEREFORE, the Parties agree as follows:

1. Loan Amount. The total amount of the loan is Four Hundred Thousand U.S. Dollars payable in cash (the “Principal Amount”).

2. Delivery of the Funds by the Lender. On or before February 23, 2013, the Lender will provide for a transfer to the Borrower’s bank account the Principal Amount of the Loan. The Lender will acknowledge a receipt of the Principal Amount with reference to the present Agreement. The date on which the Loan is received by the Borrower shall be deemed the date of effectuating the Loan (the “Loan Date”).

3. Term. Maturity Date. The Principal Amount shall be due and payable to the Lender on the third anniversary of the Loan Date (the “Maturity Date”).

4. Prepayment. The Borrower shall have the right to prepay the entire Principal Amount or any portion thereof prior to the Maturity Date.

5. Interest. The Lender agrees to provide the Loan to the Borrower at no interest (“Interest”).

1

6. Preference. In the event of any receivership, insolvency or bankruptcy proceedings instituted by or against the Borrower, or execution sale of any of the assets of the Borrower, or any proceedings, whether or not judicial, for dissolution or liquidation of the Borrower or otherwise, or any distribution, combination or division, partial or complete, of all or any part of the assets of the Borrower, the claim derived from this Agreement shall prevail over the claims derived from other loans situated by the Borrower, and the claims derived from other loans shall be subordinated to the payment in full to the Lender under this Agreement.

7. Collateral and Conversion.

7.1 Collateral. Within 30 calendar days from the Loan Date and subject to adjustments as provided in Section 7.1(A), the Borrower will reserve in the name of the Lender the collateral in form of One Million shares of the Borrower’s Common Stock priced at $1.60 per share (“Collateral Shares”).

(A) Adjustments to Collateral Shares. In the event the outstanding shares of the Borrower’s Common stock shall be combined or consolidated (by stock combination, reclassification or otherwise) into a lesser number of shares of Common stock, the number of Collateral Shares in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased. In the event the outstanding shares of the Borrower’s common stock shall be subdivided (by stock split, by stock dividend or otherwise) into a greater number of shares of common stock, the number of Collateral Shares in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. The Borrower will have the right to redeem the Collateral by promptly repaying the Principal Amount in full with Interest on Maturity Date.

7.2 Conversion at the Option of the Lender. Subject to adjustments as provided in Section 7.2(A), at the option of the Lender, all or part of the unpaid Principal Amount then outstanding may be converted into shares of Common stock of the Borrower priced at $1.60 per share, at any time from the Loan Date till the Maturity Date, providing that the Lender gives to the Borrower a thirty day notice of such conversion in writing. Upon such conversion, the amount of outstanding Principal Amount so converted shall be deemed paid and no longer outstanding hereunder, and the corresponding amount of Collateral Shares shall be deemed redeemed and cancelled.

2

(A) Adjustments to Conversion Price. In the event the outstanding shares of the Borrower’s Common stock shall be combined or consolidated (by stock combination, reclassification or otherwise) into a lesser number of shares of Common stock, the conversion price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased. In the event the outstanding shares of the Borrower’s common stock shall be subdivided (by stock split, by stock dividend or otherwise) into a greater number of shares of common stock, the conversion price in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased.

7.3 Forced Conversion Due to Non-Payment. In the case if the Borrower fails to repay the unpaid Principal Amount then outstanding on the Maturity Date, the Lender shall have the right to convert the entire Collateral into fully paid and non-assessable One Million shares of the Borrower’s Common Stock. Upon such conversion, the amount of outstanding Principal Amount so converted shall be deemed paid and no longer outstanding, and the Collateral shares shall be considered redeemed and void.

7.4 Conversion Modalities. The Lender will notify the Borrower in writing, with the thirty day notice, of its will to exercise the option to convert, specifying the number of shares converted and the amount of the Loan paid by virtue of such conversion, and the day of the conversion.

8. Attorney’s Fees. If the Principle Amount is not paid in full when due, the Borrower hereby agrees to pay to the Lender, in addition to such amount owed to pursuant to this Agreement, all costs and expenses of collection, including a reasonable amount of attorneys fees.

9. Course of Dealing. No course of dealing between the Borrower and the Lender shall operate as a waiver of any of the Lender’s rights for the Loan. No delay or omission on the part of the Lender, in exercising any right according to the Loan, shall operate as a waiver of such right. No amendment or waiver hereof shall be binding unless it is in writing and signed by the Lender.

3

10. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, Broward County, without regard to its conflicts of laws principles.

11. Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument. Signatures may be transmitted by facsimile.

12. Assignability and Modification. This Agreement and the rights, interests and obligations hereunder are not transferable or assignable by any Party. This Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date set forth above.

Lender: Dmitry G. Andrienko	Borrower: Helpful Alliance Company

/s/ Dmitry Andrienko	/s/ Sergey Gurin
/n/ Dmitry G Andrienko	/n/ Sergey Gurin
/t/ Individually	/t/ President

Correspondent Bank:

RAIFFEISEN BANK INTERNATIONAL AG Am Stadtpark 9,

1030 Vienna, Austria.

SWIFT CODE: RZBAATWWXXX

Beneficiary’s Bank and correspondent account:

а/с 070-55.059.877 BANK KHO V AN SKI Y,

16/60 3rd Mytishinskaya Street,

129626, Moscow, Russia

SWIFT CODE: KHOVRUMMXXX

Beneficiary:

acc. № 40817840600000000133

ANDRIENKO DMITRIY GENNADIEVICH

9 Parkovaya Str., 41 A, apt. 18

Moscow, Russian Federation.

Helpful Alliance Company

150 SE 2 Avenue

Suite 1010 Miami,

FL 33131

Ph:(954) 663-1768

Account No. 152802270 JP Morgan Chase Bank

1 Chase Square R

ochester, NY 14643, U.S.A.

BIK: 022300173

SWIFT: CHASUS33

4